Exhibit 21

SUBSIDIARIES OF NACCO INDUSTRIES, INC.

The following is a list of active subsidiaries as of the date of the filing with the Securities and Exchange Commission of the Annual Report on Form 10‑K to which this is an Exhibit. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly.

Name	Incorporation

Altoona Services, Inc.	Pennsylvania
America Lignite Energy LLC	Delaware (50%)
Bellaire Corporation	Ohio
Caddo Creek Resources Co., LLC	Nevada
Camino Real Fuels, LLC	Nevada
Coyote Creek Mining Company, LLC	Nevada
Demery Resources Company, LLC	Nevada
The Coteau Properties Company	Ohio
The Falkirk Mining Company	Ohio
GRENAC, LLC	Delaware (50%)
Grupo HB/PS, S.A. de C.V.	Mexico
Hamilton Beach Brands Canada, Inc.	Ontario (Canada)
Hamilton Beach Brands de Mexico, S.A. de C.V.	Mexico
Hamilton Beach Brands, Inc.	Delaware
Hamilton Beach Brands, (HK) Limited	Hong Kong (PRC)
Hamilton Beach Electrical Appliances (Shenzhen) Company Limited	China
Hamilton Beach, Inc.	Delaware
HB Brands Guatemala, S.A.	Guatemala
Housewares Holding Co.	Delaware
Hiroshima Yale Co., Ltd.	Japan (50%)
Hyster France S.A.R.L.	France
Hyster Germany GmbH	Germany
Hyster (H.K.) Limited	Hong Kong (PRC) (75%)
Hyster Overseas Capital Corporation, LLC	Delaware
Hyster Singapore Pte Ltd	Singapore
Hyster‑Yale Materials Handling, Inc.	Delaware
The Kitchen Collection, LLC	Ohio
Liberty Fuels Company, LLC	Nevada
Mississippi Lignite Mining Company	Texas
NACCO Materials Handling, B.V.	Netherlands
NACCO Materials Handling - Canada ULC	Canada
NACCO Materials Handling Group Brasil Ltda.	Brazil
NACCO Materials Handling Group, Inc.	Delaware
NACCO Materials Handling Group, Ltd.	United Kingdom
NACCO Materials Handling Group Pty, Ltd.	Australia
NACCO Materials Handling Group (UK) Pension Co. Ltd.	United Kingdom
NACCO Materials Handling Limited	United Kingdom
NACCO Materials Handling, SpA	Italy
NMHG Australia Holding Pty Ltd.	Australia
NMHG Belgium BVBA	Belgium
NMHG Distribution B.V.	Netherlands
NMHG Distribution Pty. Limited	Australia
NMHG Financial Services, Inc.	Delaware (20%)
NMHG Holding Co.	Delaware
NMHG India Engineering and Support Services Private Ltd.	India
NMHG Mauritius	Mauritius
NMHG Mexico S.A. de C.V.	Mexico
NMHG Oregon, LLC	Oregon

Name	Incorporation

N.M.H. Holding B.V.	Netherlands
N.M.H. International B.V.	Netherlands
NoDak Energy Services, LLC	Delaware
The North American Coal Corporation	Delaware
North American Coal Corporation India Private Limited	India
North American Coal Mumbai Branch	India
North American Coal Royalty Company	Delaware
Onoda Industry Co. Ltd.	Japan (20%)
Otter Creek Mining Co. LLC	Nevada
Powhatan Corporation	Delaware
Red Hills Property Company LLC	Mississippi
The Sabine Mining Company	Nevada
Shanghai Hyster Forklift, Ltd.	China (75%)
Shanghai Hyster International Trading Co. Ltd.	China
Shiga Yale Co., Ltd.	Japan
SNP Estate Corporation	Philippines (50%)
SNP Steel Corporation	Philippines (50%)
Suminac Philippines, Inc.	Philippines (50%)
Sumitomo NACCO Materials Handling Co., Ltd.	Japan (50%)
Sumitomo NACCO Materials Handling Sales Co., Ltd.	Japan (50%)
Sumitomo NACCO Materials Handling (Vietnam) Co., Ltd.	Vietnam (50%)
Tohoku Shinko Co., Ltd.	Japan (28%)
Tokai Shinko Co., Ltd.	Japan (15%)
TRU Global Energy Services, LLC	Delaware
Weil Corporation	Philippines (50%)
Yale Fordertechnik Handelsgesellschaft mbH	Germany
Yale France S.A.R.L.	France
Yale France Manutention S.A.R.L.	France
Yale Materials Handling UK Ltd.	United Kingdom